Exhibit 99.1

Supplemental Financial and Operating Information

December 31, 2019

WOODLAND MALL

Burlington
DICK'S
MILLER'S
MILLER'S

ZARA

www.preit.com

NYSE: PEI

NYSE: PEIPRB, PEIPRC, PEIPRD

Pennsylvania Real Estate Investment Trust

Supplemental Financial and Operating Information

December 31, 2019

Table of Contents
Introduction

Company Information	2

Earnings Release	3

2020 Earnings Guidance	9

Changes in Funds from Operations for the Three Months and Year Ended December 31, 2019	11

Market Capitalization and Capital Resources	12

Operating Results

Statement of Operations – Three Months and Year Ended December 31, 2019 and 2018	13

Computation of Earnings Per Share – Three Months and Year Ended December 31, 2019 and 2018	14

Reconciliation of Net Operating Income and EBITDAre – Three Months and Year Ended December 31, 2019 and 2018	15

Reconciliation of Net Income (GAAP Measure) to Net Operating Income from Consolidated Properties (Non-GAAP Measure) - Three Months Ended December 31, 2019 and December 31, 2018	16

Reconciliation of Equity in Income of Partnerships to Net Operating Income from Equity Method Investments, at Ownership Share (Non-GAAP Measure) - Three Months Ended December 31, 2019 and December 31, 2018	17

Reconciliation of Net Income (GAAP Measure) to Net Operating Income from Consolidated Properties (Non-GAAP Measure) - Year Ended December 31, 2019 and December 31, 2018	18

Reconciliation of Equity in Income of Partnerships to Net Operating Income from Equity Method Investments, at Ownership Share (Non-GAAP Measure) – Year Ended December 31, 2019 and December 31, 2018	19

Reconciliation of Funds From Operations and Funds Available for Distribution – Three Months and Year Ended December 31, 2019 and 2018	20

Condensed Consolidated Balance Sheet	22

Assets and Liabilities - Equity Method Investments, at Ownership Share	23

Operating Statistics

Leasing Activity Summary – Three Months Ended December 31, 2019	24

Leasing Activity Summary – Year Ended December 31, 2019	25

Summarized Sales and Rent Per Square Foot and Occupancy Percentages	26

Mall Occupancy Percentage and Sales Per Square Foot	27

Top Twenty Tenants	28

Lease Expirations	29

Property Information	30

Balance Sheet

Investment in Real Estate - Consolidated Properties	32

Investment in Real Estate - Equity Method Investments at Ownership Share	33

Anchor Replacement Summary	34

Property Redevelopment Table	35

Capital Expenditures – Three Months and Year Ended December 31, 2019	36

Debt Analysis	37

Debt Schedule	39

Selected Debt Ratios	40

Forward Looking Statements	41

Definitions	42

Pennsylvania Real Estate Investment Trust

Company Information

Background

PREIT (NYSE:PEI) is a publicly traded real estate investment trust that owns and manages quality properties in compelling markets. PREIT’s robust portfolio of carefully curated retail and lifestyle offerings mixed with destination dining and entertainment experiences are located primarily in the densely-populated eastern U.S. with concentrations in the mid-Atlantic’s top MSAs. PREIT is focused on enhancing the quality of its portfolio through redevelopment, anchor repositioning, diversifying its tenant mix and densifying properties by adding a mix of uses.  Since 2012, the Company has driven a transformation guided by an emphasis on portfolio quality and balance sheet strength driven by disciplined capital expenditures. The portfolio consists of 26 retail properties, 25 of which are operating properties and one is a development property. The 25 operating retail properties have a total of 20.1 million square feet and include 21 shopping malls and four other retail properties.

If you would like to learn more about PREIT or participate in our quarterly earnings conference call, please visit preit.com or contact:

Heather Crowell

EVP, Strategy and Communications

One Commerce Square

2005 Market Street, Suite 1000

Philadelphia, PA 19103

Telephone: (215) 875-0735

Fax: (215) 546-2504

Email: Heather.Crowell@preit.com

Research Coverage

Company	Analyst	Phone Number
Barclays Capital	Ross Smotrich	(212) 526-2306
Citi Investment Research	Michael Bilerman Christy McElroy	(212) 816-1383 (212) 816-6981
Goldman Sachs & Co. LLC	Caitlin Burrows	(212) 902-4736
Green Street Advisors	Vince Tibone	(949) 640-8780
JP Morgan	Michael W. Mueller	(212) 622-6689
Stifel Nicolaus	Simon Yarmak	(443) 224-1346
SunTrust Robinson Humphrey	Ki Bin Kim	(212) 303-4124

Press release announcements are available on the Company's website at www.preit.com.

CONTACT: AT THE COMPANY

Mario Ventresca

EVP & CFO

(215) 875-0703

Heather Crowell

EVP, Strategy and Communications

(215) 454-1241

heather.crowell@preit.com

PREIT Reports Fourth Quarter and Full Year 2019 Results and Provides Balance Sheet Strategy Update

Executed Agreements of Sale for $313 Million in Gross Proceeds

Core Mall NOI-Weighted Sales per square foot Reached $547

Core Mall Leased Space Increased to 96.6%

Philadelphia, February 25, 2020 - PREIT (NYSE: PEI) today reported results for the three months and the year ended December 31, 2019.  A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located in the tables accompanying this release.

	Three Months Ended December 31,		Year Ended December 31,
(per share amounts)	2019	2018	2019	2018
Net income (loss) - basic and diluted	$(0.29)	$(1.23)	$(0.52)	$(1.98)
FFO	$0.28	$0.42	$1.33	$1.43
FFO, as adjusted	$0.34	$0.52	$1.05	$1.54
FFO from assets sold in 2019	$-	$(0.01)	$(0.02)	$(0.04)
FFO, as adjusted for assets sold	$0.34	$0.51	$1.03	$1.50

Joseph F. Coradino, Chairman and Chief Executive Officer of PREIT, said, "As we look into 2020, we are beginning to believe that industry headwinds are moderating and the strategic initiatives underway at PREIT will drive growth and value creation. We have taken proactive steps to manage industry-wide disruption, such that today 47% of our non-anchor space is leased to non-mall retail tenants. We have achieved strong momentum in the first five months of operation at Fashion District Philadelphia, and look forward to the continued success of that project.”

Coradino added, “Our growing sales and traffic, along with modest same store NOI growth projected amid continued retail market uncertainty, demonstrate that our strategy is working. Further, we believe the capital transactions we are embarking upon demonstrate that the quality of our portfolio provides us with opportunities to efficiently access the capital markets.”

•	Same Store NOI, excluding lease termination revenue, decreased 3.0% for the three months ended December 31, 2019 compared to December 31, 2018.

•

The quarter was impacted by an incremental decrease in revenue of $2.3 million as a result of bankruptcies, related store closings and associated write-offs.  This was partially offset by incremental revenues from anchor replacements and other leasing activity of $1.1 million in the quarter.

•

Same Store NOI, excluding lease termination revenue, decreased 2.5% for the year ended December 31, 2019 compared to December 31, 2018.  Excluding the impact of revenue lost from bankruptcy-related store closings, Same Store NOI, excluding lease termination was positive.

•

For the full year ended December 31, 2019, the Company was impacted by $6.9 million of lower revenue compared to the prior year as a result of bankruptcies, related store closings and associated write-offs, which was partially offset by $3.5 million in incremental rent from anchor replacements and other leasing activity.

•

NOI-weighted sales at our Core Malls increased to $547 per square foot.  Core Mall sales per square foot reached $539, a 5.6% increase over the prior year.  Average comparable sales per square foot at our top six properties rose 5.0% over the prior year to $646 with two properties generating sales over $700 per square foot.

•

Core Mall total occupancy was 95.5%, an increase of 110 basis points compared to September 30, 2019. Core Mall non-anchor occupancy declined by only 70 basis points from last year despite the impact from bankruptcies and chain liquidations that resulted in 71 store closures in 274,000 square feet during the year ended December 31, 2019.

•	Non-anchor Leased space exceeds occupied space by 170 basis points when factoring in executed new leases slated for future occupancy, excluding Fashion District Philadelphia.
•

Average renewal spreads for the full year were strong in our wholly-owned portfolio at 6.7% for spaces less than 10,000 square feet and 5.5% for large format spaces.   Average renewal spreads for the entire portfolio were 2.5% for the year.

•

As part of the Company’s plan to improve our balance sheet, since last quarter, the Company has executed agreements of sale with expected gross proceeds of $312.6 million.  These include an agreement for the sale-leaseback of five properties for $153.6 million, the sale of land parcels for multifamily development in the amount of $125.3 million, $29.9 million related to operating outparcel sales, and $3.75 million related to the sale of land for hotel development.  Upon closing of these transactions, the Company expects to net nearly $200 million in additional liquidity.  These transactions, together with potential modifications to our credit facility covenants, create the runway needed in order to complete the execution of our business plan.

•

The Company anticipates not meeting certain financial covenants during 2020.  The Company has had discussions with its lenders to modify the terms of its debt covenants to ensure compliance through September 30, 2020 and anticipates further discussions with lenders to modify the terms of the debt agreements on a long term basis.

Leasing and Redevelopment

•	Excluding Fashion District Philadelphia, 425,000 square feet of leases are signed for 2020 openings, which is expected to contribute annual gross rent of $13.1 million.
•

On September 19, 2019, the Company’s 50/50 joint venture with Macerich opened Fashion District Philadelphia, a four-level retail hub in Center City spanning nearly 900,000 square feet across three city blocks in the heart of downtown Philadelphia. The project, which represents an impressive collection of retail, entertainment and co-working uses, is 87% committed. Noteworthy post-opening additions include: AMC Theaters, Round One, Wonderspaces, Armani Exchange Outlet and Sephora.  Upcoming additions include: Primark, Industrious, Kate Spade, DSW Shoes and more.

•	At Plymouth Meeting Mall, Michael’s will join recently opened Burlington, DICK’s Sporting Goods, Miller’s Ale House and Edge Fitness in the location of the former Macy’s at the end of February 2020.
•

On October 12, 2019, the expansion wing at Woodland Mall opened anchored by a brand new, top-quality Von Maur Department Store.  New tenants in the wing include: Urban Outfitters, Tricho Salon & Spa, Williams-Sonoma, Black Rock Bar & Grill, Paddle North and The Cheesecake Factory.  In Spring 2020, the expansion area will welcome White House | Black Market and Sephora.

•	At Willow Grove Park, Yard House opened in December 2019 and construction continues on the 51,000 square foot Studio Movie Grill, which is projected to open in the first half of 2020.
•	At Valley Mall, DICK’s Sporting Goods is underway with fixturing and stocking with an anticipated opening in March 2020.
•

At Dartmouth Mall, the 43,000 square foot Burlington is expected to open in March 2020.  The redevelopment plan also includes approximately 35,000 square feet of new outparcels to capitalize on the property’s location.

Primary Factors Affecting Financial Results for the Three Months Ended December 31, 2019 and December 31, 2018:

•

Net loss attributable to PREIT common shareholders was $21.7 million, or $0.29 per basic and diluted share for the three months ended December 31, 2019, compared to net loss attributable to PREIT common shareholders of $85.6 million, or $1.23 per basic and diluted share for the three months ended December 31, 2018.

•

Same Store NOI decreased by $2.4 million, or 3.8%.  Revenue from new store openings, including contributions from replacement anchors, mitigated the impact of revenue lost to bankruptcies and associated store closings.  Lease termination revenue was $0.6 million less than the prior year’s quarter.

•

Non Same Store NOI decreased by $2.0 million, primarily driven by the disposition of Wyoming Valley Mall, anchor closings and associated co-tenancy rents at Valley View Mall and the sale of the Whole Foods parcel at Exton Square, slightly offset by contribution from Fashion District Philadelphia.

•

FFO for the three months ended December 31, 2019 was $0.28 per share and OP Unit compared to $0.42 per share and OP Unit for the three months ended December 31, 2018.  Adjustments to FFO in the 2019 quarter included $0.04 per share of provision for employee separation expenses and $0.03 of impairment of development land parcels.  Adjustments to FFO in the fourth quarter of 2018 included a loss on mortgage note impairment, provision for employee separation expenses, and net insurance recoveries that totaled $0.10 per share.

•

General and administrative expenses were impacted by the new lease accounting standard that now limits the capitalization of certain leasing costs. We expensed $1.1 million ($0.01 per share) of costs in the three months ended December 31, 2019 that would have been capitalized under the prior standard.

All NOI and FFO amounts referenced as primary factors affecting financial results above include our share of unconsolidated properties’ revenues and expenses.  Additional information regarding changes in operating results for the three months and year ended December 31, 2019 and 2018 is included on page 18.

Asset Dispositions

During the fourth quarter of 2019 and in early 2020, the Company has executed agreements of sale for expected gross proceeds of $312.6 million.

Sale/Leaseback: In February 2020, The Company entered into an agreement of sale for the sale and leaseback of five properties for $153.6 million.  Structured as a 99-year lease with an option to repurchase, the agreement   provides for release of parcels related to multifamily development and is subject to ongoing lease payments at 7% ($10.75 million) with annual 1.25% escalations.  Closing on the transaction is subject to customary closing conditions, including due diligence provisions.

Multifamily Land Parcels: In 2020, the Company executed seven agreements of sale for land parcels for anticipated multifamily development in the amount of $125.3 million.  The agreements are with four different buyers across seven properties for 3,450 units as part of Phase I of the Company’s previously announced multifamily land sale plan.  Closing on the transactions is subject to customary due diligence provisions and securing entitlements.

Outparcels: The Company has executed an agreement of sale with Four Corners Property Trust (“FCPT”) for 14 outparcels, generating $29.9 million in total proceeds.  We have closed on the sale of four of the parcels, totaling $10.5 million.  The remaining 10 are expected to close in 2020 and are subject to customary due diligence provisions.

Hotel Parcels: The Company has executed two agreements of sale to convey land parcels for anticipated hotel development in the amount of $3.8 million.  The agreements are with two separate buyers for approximately 250 rooms.  Closings on the transactions are subject to customary due diligence provisions and securing entitlements.

2019 and Year-to-Date 2020 Capital Transaction Summary

The table below summarizes 2019 and 2020 capital activity that is expected to impact the Company’s liquidity position:

	Closed	Under Contract	Total
Gainesville Development Parcel	$15,000	$-	$15,000
New Garden Township Parcel(1)	8,250	-	8,250
Wiregrass mortgage loan sale	8,000	-	8,000
Whole Foods Parcel(2)	10,500	-	10,500
Capital City transaction - incremental capacity(3)	40,000	-	40,000
Gloucester Premium Outlets Parcel	937	-	937
Fashion District Philadelphia Term Loan expansion (4)	25,500	-	25,500
Valley View Mall Outparcel Sale	1,400	-	1,400
Sale of Multiple Outparcels (5)	4,000	8,000	12,000
Sale of Land Parcels related to Hotel Development	-	3,750	3,750
Sale of Land Parcels for Multifamily Development	-	125,337	125,337
Sale Leaseback transaction (5 malls) (5)	-	57,000	57,000
Total	$113,587	$194,087	$307,674

(1) Represents cash proceeds; does not include $2.8 million of preferred stock received by the Company.
(2) Represents the net liquidity to the Company after adjusting for line capacity. Sale price was $22.1 million.
(3) Represents the Company's approximate incremental borrowing capacity by the end of 2019, net of the Capital City mortgage loan defeasance.
(4) Represents the Company's share of amounts available under the expanded capacity of the Fashion District Philadelphia term loan.
(5) Represents the net liquidity to the Company after adjusting for line capacity.

Retail Operations

The following table sets forth information regarding sales per square foot in the Company’s mall portfolio, including unconsolidated properties:

A reconciliation of portfolio sales per square foot (1) for the Core Mall portfolio can be found below:

Comp store sales for the year ended December 31, 2018	$510
Organic sales growth	14
Impact of non-core malls	15
Comp store sales for the year ended December 31, 2019	$539
(1) Based on reported sales by all comparable non-anchor tenants that lease individual spaces of less than 10,000 square feet and have occupied the space for at least 24 months.

2020 Outlook

The Company is introducing its earnings guidance for the year ending December 31, 2020 of GAAP Net loss between ($0.68) and ($0.43) per diluted share and estimates FFO for the year will be between $1.04 and $1.28 per diluted share.  FFO, as adjusted per share is expected to be between $1.04 and $1.28.

A reconciliation between GAAP net loss and FFO is as follows:

	2020 Guidance Range
(Estimates per diluted share)	Low	High
Net loss attributable to common shareholders	$(0.68)	$(0.43)
Depreciation and amortization, non-controlling interest and other	1.72	1.71
FFO per share	$1.04	$1.28
Adjustments	-	-
FFO per share, as adjusted	$1.04	$1.28

Guidance Assumptions:

Our guidance incorporates the following assumptions, among others:

•

Same Store NOI, excluding termination revenue is expected to grow between 0.5% and 1.5% with wholly-owned properties in the range of (0.2%) to 0.8% and joint venture properties increasing between 4.7% and 6.0%;

•	Lease termination revenues of $1.0 to $2.0 million;
•	Share of NOI from Fashion District included in Same Store NOI in Q4 2020;
•	Bankruptcy and store closings reserve of between $2.0 at the midpoint to $3.0 million at the low end of Same Store NOI guidance;
•	Land Sale Gains are expected to be between $14.4 and $28.8 million inclusive of the assumption that we close the hotel land sales and between two and four of the multifamily land sales in 2020;
•	Weighted average shares and OP units of 81.0 million for FFO and 77.0 million for Net (loss) income;
•	Capital expenditures in the range of $125 to $150 million, including redevelopment expenditures, recurring capital expenditures and tenant allowances; and
•	Our guidance does not incorporate the effects of the recently executed sale leaseback transaction, which are estimated to be approximately $0.06 dilutive to FFO per share on an annual basis.
•	Our guidance does not assume any other capital market transactions.

Our 2020 guidance is based on our current assumptions and expectations about market conditions, our projections regarding occupancy, retail sales and rental rates, and planned capital spending. Our guidance is forward-looking, and is subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements.

Conference Call Information

Management has scheduled a conference call for 11:00 a.m. Eastern Time on Wednesday,
February 26, 2020, to review the Company’s results and future outlook.  To listen to the call, please dial 1-844-885-9139 (domestic toll free), or 1-647-689-4441 (international), and request to join the PREIT call, Conference ID  7187207, at least five minutes before the scheduled start time.  Investors can also access the call in a "listen only" mode via the internet at the Company’s website, preit.com.  Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast.  Financial and statistical information expected to be discussed on the call will also be available on the Company’s website.

For interested individuals unable to join the conference call, the online archive of the webcast will also be available for one year following the call.

About PREIT

PREIT (NYSE:PEI) is a publicly traded real estate investment trust that owns and manages quality properties in compelling markets. PREIT’s robust portfolio of carefully curated retail and lifestyle offerings mixed with destination dining and entertainment experiences are located primarily in the densely-populated eastern U.S. with concentrations in the mid-Atlantic’s top MSAs. Since 2012, the Company has driven a transformation guided by an emphasis on portfolio quality and balance sheet strength driven by disciplined capital expenditures. Additional information is available at www.preit.com or on Twitter or LinkedIn.

Rounding

Certain summarized information in the tables above may not total due to rounding.

Pennsylvania Real Estate Investment Trust

2020 Earnings Guidance

(in millions, except per share amounts)

	2019	2020 Guidance			Same Store NOI Growth
	Actual	Low	Midpoint	High	Low	Midpoint	High
Same store NOI, excluding termination fees
Wholly-owned properties	$184.5	$184.1	$185.1	$186.0	-0.2%	0.3%	0.8%
Joint venture properties	28.5	29.9	30.1	30.3	4.7%	5.3%	6.0%
	213.0	214.0	215.2	216.3	0.5%	1.0%	1.5%
Non-same store NOI	13.2	11.2	11.4	11.6
NOI, excluding lease termination fees	226.2	225.2	226.6	227.9
Lease termination fees	1.5	1.0	1.5	2.0
Total NOI	$227.7	$226.2	$228.1	$229.9

G&A and leasing expenses
G&A	(46.0)	(43.0)	(42.5)	(42.0)
Leasing costs expensed under ASC 842	(0.5)	-	-	-

Other income (expenses)
Corporate revenues	1.9	0.8	0.9	1.0
Land and outparcel sale gains	3.3	14.4	21.6	28.8
Provision for employee separation expenses	(3.7)	-	-	-
Impairment of mortgage loan/land parcel	(3.6)	-	-	-
Other, including non-real estate depreciation	(1.7)	(2.1)	(2.1)	(2.0)
Insurance losses (recoveries)	4.4	-	-	-

Capital costs
Interest expense, gross	(88.5)	(85.0)	(84.8)	(84.6)
Capitalized interest	13.8	-	-	-
Preferred dividends	(27.4)	(27.4)	(27.4)	(27.4)
Gain on debt extinguishment, net	24.9	-	-	-

Funds from Operations (FFO)	$104.6	$83.9	$93.8	$103.7

Adjustments
Impairment of mortgage loan/land parcel	3.6	-	-	-
Provision for employee separation expenses	3.7	-	-	-
Insurance recoveries, net	(4.4)	-	-	-
Gain on debt extinguishment, net	(24.9)	-	-	-

FFO as adjusted	$82.6	$83.9	$93.8	$103.7

Weighted average shares, including OP units	78.9	81.0	81.0	81.0

FFO per share	$1.33	$1.04	$1.16	$1.28

FFO, as adjusted per share	$1.05	$1.04	$1.16	$1.28

Pennsylvania Real Estate Investment Trust

2020 Earnings Guidance - Reconciliation of Net Income to FFO and FFO as adjusted (Non-GAAP measures)

(in millions, except per share amounts)

	2019	2020 Guidance
	Actual	Low	Midpoint	High

Net loss	$(13.0)	$(25.4)	$(15.5)	$(5.6)
Depreciation and amortization	146.3	136.6	136.6	136.6
Gain on sales of operating assets	(0.1)	-	-	-
Impairment of real estate assets, other	1.5	0.1	0.1	0.1
Gain on sales of non operating assets	(2.7)	-	-	-
Preferred share dividends	(27.4)	(27.4)	(27.4)	(27.4)
Funds From Operations (FFO)	$104.6	$83.9	$93.8	$103.7

Adjustments
Impairment of mortgage loan/land parcel	3.6	-	-	-
Provision for employee separation expenses	3.7	-	-	-
Insurance recoveries, net	(4.4)	-	-	-
Gain on debt extinguishment, net	(24.9)	-	-	-
FFO as adjusted	$82.6	$83.9	$93.8	$103.7

Net loss	(13.0)	(25.4)	(15.5)	(5.6)
Preferred share dividends	(27.4)	(27.4)	(27.4)	(27.4)
Noncontrolling interest	2.1	1.2	1.1	1.0
Dividends on unvested restricted shares	(0.9)	(0.9)	(0.9)	(0.9)
Net loss used to calculate EPS	$(39.2)	$(52.5)	$(42.7)	$(32.9)

Weighted average shares	75.2	77.0	77.0	77.0

Net loss per share	$(0.52)	$(0.68)	$(0.55)	$(0.43)

Pennsylvania Real Estate Investment Trust

Changes in Funds from Operations

for the Three Months and the Year Ended December 31, 2019 as compared to the Three Months and the Year Ended December 31, 2018

(all per share amounts on a diluted basis unless otherwise noted; rounded to the nearest half penny; amounts may not total due to rounding)

(in thousands, except per share amounts)	Three Months Ended December 31, 2019	Per Diluted Share and OP Unit	Year Ended December 31, 2019	Per Diluted Share and OP Unit
Funds from Operations, as adjusted December 31, 2018	$40,576	$0.52	$120,431	$1.54

Changes - Q4 2018 to Q4 2019

Contribution from anchor replacements and new box tenants	888	0.010	2,918	0.035
Impact from 2019 bankruptcies	(2,214)	(0.030)	(5,653)	(0.070)
Other leasing activity, including base rent and net CAM and real estate tax recoveries	207	0.005	(1,682)	(0.020)
Lease termination revenue	(600)	(0.010)	(6,726)	(0.085)
Credit losses	(237)	(0.005)	(378)	(0.005)
Other	24	-	560	0.005
Same Store NOI from unconsolidated properties	(429)	(0.005)	(1,563)	(0.020)
Same Store NOI	(2,361)	(0.030)	(12,524)	(0.160)
Non Same Store NOI	(1,968)	(0.025)	(7,476)	(0.095)
Dilutive effect of asset sales	(666)	(0.010)	(1,724)	(0.020)
General and administrative expenses	(858)	(0.010)	(1,552)	(0.020)
Capitalization of leasing costs	(1,360)	(0.015)	(6,116)	(0.080)
Gain on sales of non-operating real estate	(5,408)	(0.070)	(5,383)	(0.070)
Other	394	0.005	(481)	(0.005)
Interest expense, net	(1,692)	(0.020)	(2,525)	(0.030)
Increase in weighted average shares	-	(0.005)	-	(0.010)
Funds from Operations, as adjusted December 31, 2019	$26,657	$0.34	$82,650	$1.05
Insurance recoveries, net	(132)	-	4,362	0.055
Gain on debt extinguishment, net	27	-	24,859	0.320
Impairment of development land parcel	(2,098)	(0.025)	(3,562)	(0.045)
Provision for employee separation expense	(2,611)	(0.035)	(3,689)	(0.045)
Funds from Operations December 31, 2019	$21,843	$0.28	$104,620	$1.33

Pennsylvania Real Estate Investment Trust

Market Capitalization and Capital Resources

(in thousands)

	December 31,
	2019	2018
MARKET CAPITALIZATION

EQUITY CAPITALIZATION
Common Shares Outstanding	77,550	70,495
OP Units Outstanding	2,023	8,272
Total Common Shares and OP Units Outstanding	79,573	78,767
Equity Market Capitalization—Common Shares and OP Units	$424,124	$467,880
Series B Preferred Shares, Nominal Value	86,250	86,250
Series C Preferred Shares, Nominal Value	172,500	172,500
Series D Preferred Shares, Nominal Value	125,000	125,000
Total Equity Market Capitalization	$807,874	$851,630

DEBT CAPITALIZATION
Secured Debt Balance (1)	$1,280,208	$1,408,325
Unsecured Debt Balance (2) (3)	805,000	615,000
Debt Capitalization	$2,085,208	$2,023,325
TOTAL MARKET CAPITALIZATION	$2,893,082	$2,874,955

Equity Capitalization/Total Market Capitalization	27.9%	29.6%
Debt Capitalization/Total Market Capitalization	72.1%	70.4%
Unsecured Debt Balance/Total Debt	38.6%	30.4%

CAPITAL RESOURCES
Cash and Cash Equivalents	$26,922	$27,367
Revolving Facility	400,000	400,000
Amount Outstanding	(255,000)	(65,000)
Letters of Credit	-	(5,126)
Available Revolving Facility (4)	$145,000	$329,874
Term Loans	700,500	675,000
Amount Borrowed	(700,500)	(675,000)
Available Term Loans	$-	$-
TOTAL	$171,922	$357,241
Shelf Registration	$500,000	$1,000,000

(1)	Includes consolidated mortgage debt, our share of mortgage debt from equity method investments, and $150,500 of secured debt from our share of the FDP Term Loan.
(2)	The unsecured debt balance includes a 2018 Revolving Facility balance of $255,000 as of December 31, 2019 and $65,000 as of December 31, 2018.
(3)	The unsecured debt balance includes a Term Loan balance of $550,000 as of December 31, 2019 and 2018, respectively.
(4)

The available Credit Facility borrowings are subject to covenants that may restrict amounts that can be borrowed. Following recent property sales, the NOI from the Company’s remaining unencumbered properties is at a level such that the incremental unsecured amount that the Company may borrow as of December 31, 2019 within the Unencumbered Debt Yield covenant, under the $400.0 million 2018 Revolving Facility, is an aggregate of $25.9 million.

Pennsylvania Real Estate Investment Trust

Statement of Operations – Three Months and Year Ended December 31, 2019 and 2018

	Three Months Ended December 31,		Year Ended December 31,
(in thousands of dollars)	2019	2018	2019	2018
REVENUE:
Real estate revenue:
Lease revenue	$78,643	$85,162	$302,311	$324,829
Expense reimbursements	4,637	5,014	19,979	21,322
Other real estate revenue	5,049	5,149	12,668	12,078
Total real estate revenue	88,329	95,325	334,958	358,229
Other income	393	717	1,834	4,171
Total revenue	88,722	96,042	336,792	362,400
EXPENSES:
Operating expenses:
Property operating expenses:
CAM and real estate taxes	(27,369)	(28,666)	(113,260)	(113,235)
Utilities	(3,383)	(3,847)	(14,733)	(15,990)
Other property operating expenses	(2,750)	(3,257)	(8,565)	(12,007)
Total property operating expenses	(33,502)	(35,770)	(136,558)	(141,232)
Depreciation and amortization	(39,699)	(32,611)	(137,784)	(133,116)
General and administrative expenses	(12,591)	(10,373)	(46,010)	(38,342)
Provision for employee separation expenses	(2,611)	(183)	(3,689)	(1,139)
Insurance recoveries, net	(132)	714	4,362	689
Project costs and other expenses	(17)	(252)	(284)	(693)
Total operating expenses	(88,552)	(78,475)	(319,963)	(313,833)
Interest expense, net(1)	(17,001)	(15,291)	(63,987)	(61,355)
Gain on debt extinguishment	27	-	24,859	-
Impairment of assets	(1,455)	(103,201)	(1,455)	(137,487)
Impairment of development land parcel	(2,098)	-	(3,562)	-
Total expenses	(109,079)	(196,967)	(364,108)	(512,675)
Income (loss) before equity in income of partnerships, gain on sales of real estate by equity method investee, gain on sales of real estate, net, and adjustment to gain on sales of interests in non operating real estate	(20,357)	(100,925)	(27,316)	(150,275)
Equity in income of partnerships(2)	2,153	3,189	8,289	11,375
Gain on sales of real estate by equity method investee	-	-	553	2,772
Gain on sales of real estate, net	72	776	2,756	1,525
Gain on sales of interests in non operating real estate	2,718	8,126	2,718	8,100
Net income (loss)	(15,414)	(88,834)	(13,000)	(126,503)
Less: net income (loss) attributable to noncontrolling interest	565	10,052	2,128	16,174
Net income (loss) attributable to PREIT	(14,849)	(78,782)	(10,872)	(110,329)
Less: preferred share dividends	(6,844)	(6,844)	(27,375)	(27,375)
Net income (loss) attributable to PREIT common shareholders	$(21,693)	$(85,626)	$(38,247)	$(137,704)

(1)

Net of capitalized interest expense of $756 and $1,667 for the three months ended December 31, 2019 and 2018, respectively, and $7,725 and $6,395 for the year ended December 31, 2019 and 2018, respectively.

(2)

Equity in the income of partnerships is net of capitalized interest expense of $1,471 and $1,438 for the three months ended December 31, 2019 and 2018, respectively, and $6,025 and $4,731 for the year ended December 31, 2019 and 2018, respectively.

Pennsylvania Real Estate Investment Trust

Computation of Earnings Per Share – Three Months and Year Ended December 31, 2019 and 2018

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts)	2019	2018	2019	2018
Net loss	$(15,414)	$(88,834)	$(13,000)	$(126,503)
Noncontrolling interest	565	10,052	2,128	16,174
Preferred share dividends	(6,844)	(6,844)	(27,375)	(27,375)
Dividends on unvested restricted shares	(219)	(130)	(883)	(542)
Net loss used to calculate loss per share—basic and diluted	$(21,912)	$(85,756)	$(39,130)	$(138,246)
Basic and diluted loss per share:	$(0.29)	$(1.23)	$(0.52)	$(1.98)

(in thousands of shares)
Weighted average shares outstanding—basic	76,557	69,840	75,221	69,749
Effect of common share equivalents(1)	-	-	-	-
Weighted average shares outstanding—diluted	76,557	69,840	75,221	69,749

(1)

The Company had net losses used to calculate earnings per share for four of the periods presented. Therefore, the effects of common share equivalents for the three months ended December 31, 2019 and December 31, 2018 and the year ended December 31, 2019 and 2018, respectively, are excluded from the calculation of diluted loss per share for these periods because they would be antidilutive.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Operating Income and Earnings Before Interest, Income Taxes, Depreciation, and Amortization for Real Estate– Three Months and Year Ended December 31, 2019 and 2018

(Non-GAAP Measures)

(in thousands)

Net Operating Income ("NOI") Reconciliation for the Three Months ended December 31, 2019(1)

	Same Store		Change		Non Same Store		Total
	2019	2018	$	%	2019	2018	2019	2018
NOI from consolidated properties	$52,666	$54,597	$(1,931)	-3.5%	$2,162	$4,958	$54,828	$59,555
NOI attributable to equity method investments, at ownership share	7,451	7,880	(429)	-5.4%	923	95	8,374	7,975
Total NOI	60,117	62,477	(2,360)	-3.8%	3,085	5,053	63,202	67,530
Less: lease termination revenue	1,018	1,575	(557)	-35.4%	1	-	1,019	1,575
Total NOI excluding lease termination revenue	$59,099	$60,902	$(1,803)	-3.0%	$3,084	$5,053	$62,183	$65,955

Net Operating Income ("NOI") Reconciliation for the Year ended December 31, 2019(1)

	Same Store		Change		Non Same Store		Total
	2019	2018	$	%	2019	2018	2019	2018
NOI from consolidated properties	$185,874	$196,836	$(10,962)	-5.6%	$12,526	$20,163	$198,400	$216,999
NOI attributable to equity method investments, at ownership share	28,597	30,161	(1,564)	-5.2%	732	572	29,329	30,733
Total NOI	214,471	226,997	(12,526)	-5.5%	13,258	20,735	227,729	247,732
Less: lease termination revenue	1,531	8,641	(7,110)	-82.3%	18	577	1,549	9,218
Total NOI excluding lease termination revenue	$212,940	$218,356	$(5,416)	-2.5%	$13,240	$20,158	$226,180	$238,514

(1)	NOI is a non-GAAP measure. See definition of NOI on page 36.

Earnings Before Interest, Income Taxes, Depreciation, and Amortization for Real Estate ("EBITDAre") Reconciliation(1)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net loss	$(15,414)	$(88,834)	$(13,000)	$(126,503)
Depreciation and amortization:
Consolidated	39,699	32,611	137,784	133,116
Unconsolidated properties at ownership share	3,421	2,094	9,874	8,612
Interest expense:
Consolidated	17,001	15,291	63,987	61,355
Unconsolidated properties at ownership share	2,713	2,731	10,711	10,818
Gain on sales of real estate by equity method investee	-	-	(553)	(2,772)
Gain on sales of interests in real estate, net	(72)	(776)	(2,756)	(1,525)
Gain on debt extinguishment, net	(27)	-	(24,859)	-
Impairment of development land parcel	-	-	3,562	-
Impairment of assets	1,455	103,201	3,553	137,487
EBITDAre	$48,776	$66,318	$188,303	$220,588

(1)	EBITDAre is a non-GAAP measure. See definition on page 36.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Income (Loss) to Net Operating Income from Consolidated Properties (Non-GAAP Measure)

Three Months Ended December 31, 2019 and December 31, 2018

(in thousands)

	Three Months Ended December 31,
	2019	2018
Net loss	$(15,414)	$(88,834)
Other income	(393)	(717)
Depreciation and amortization	39,699	32,611
General and administrative expenses	12,591	10,373
Insurance recoveries, net	132	(714)
Provision for employee separation expenses	2,611	183
Project costs and other expenses	17	252
Interest expense, net	17,001	15,291
Equity in income of partnerships	(2,153)	(3,189)
Gain on debt extinguishment, net	(27)	-
Impairment of assets	1,455	103,201
Impairment of development land parcel	2,098	-
Gain on sales of interests in real estate, net	(72)	(776)
Gain on sales of interest in non operating real estate	(2,718)	(8,126)
NOI from consolidated properties(1)	$54,828	$59,555

(1)	NOI is a non-GAAP measure. See definition of NOI on page 43.

	Same Store		Non Same Store		Total
	2019	2018	2019	2018	2019	2018
Real estate revenue
Base rent	$52,006	$52,481	$3,137	$6,416	$55,144	$58,897
CAM reimbursement income	9,960	10,261	550	956	10,510	11,217
Real estate tax income	8,607	9,463	141	633	8,748	10,096
Percentage rent	3,729	3,318	40	71	3,769	3,389
Lease termination revenue	963	1,563	1	-	964	1,563
	75,265	77,086	3,869	8,076	79,134	85,162
Less: credit losses	(518)	-	27	-	(491)	-
Lease revenue	74,747	77,086	3,896	8,076	78,644	85,162
Expense reimbursements	4,294	4,431	343	584	4,637	5,015
Other real estate revenue	4,711	4,643	337	505	5,048	5,148
Total real estate revenue	83,752	86,160	4,576	9,165	88,328	95,325
Property operating expenses
CAM and real estate taxes	(25,427)	(25,473)	(1,943)	(3,193)	(27,370)	(28,666)
Utilities	(3,109)	(3,302)	(274)	(545)	(3,383)	(3,847)
Credit losses	-	(281)	-	(110)	-	(391)
Other property operating expenses	(2,551)	(2,507)	(197)	(359)	(2,748)	(2,866)
Total property operating expenses	(31,087)	(31,563)	(2,414)	(4,207)	(33,501)	(35,770)
NOI from consolidated properties(1)	$52,665	$54,597	$2,162	$4,958	$54,827	$59,555
Less: Lease termination revenue	963	1,563	1	-	964	1,563
NOI from consolidated properties excluding lease termination revenue(1)	$51,702	$53,034	$2,161	$4,958	$53,863	$57,992
% change in Same Store NOI from consolidated properties excluding lease termination revenue		(2.5%)

(1)	NOI is a non-GAAP measure. See definition of NOI on page 43.

Pennsylvania Real Estate Investment Trust

Reconciliation of Equity in Income of Partnerships to Net Operating Income from Equity Method Investments, at Ownership Share (Non-GAAP Measure)

Three Months Ended December 31, 2019 and December 31, 2018

(in thousands)

	Three Months Ended December 31,
	2019	2018
Equity in income of partnerships	$2,153	$3,189
Other income	(29)	(46)
Depreciation and amortization	3,421	2,095
Interest expense and other expenses, net	2,829	2,737
NOI from equity method investments at ownership share(1)	$8,374	$7,975

(1)	NOI is a non-GAAP measure. See definition of NOI on page 43.

	Same Store		Non Same Store		Total
	2019	2018	2019	2018	2019	2018
Real estate revenue
Base rent	$6,692	$7,050	$1,098	$180	$7,790	$7,230
CAM reimbursement income	1,551	1,583	596	7	2,147	1,590
Real estate tax income	998	1,055	107	43	1,105	1,098
Percentage rent	133	195	109	39	242	234
Lease termination revenue	55	12	-	-	55	12
	9,429	9,895	1,910	269	11,339	10,164
Less: credit losses	30	-	(47)	-	(17)	-
Lease revenue	9,459	9,895	1,863	269	11,322	10,164
Expense reimbursements	472	483	134	71	606	554
Other real estate revenue	359	415	838	144	1,197	559
Total real estate revenue	10,290	10,793	2,835	484	13,125	11,277
Property operating expenses
CAM and real estate taxes	(2,115)	(2,159)	(1,411)	(343)	(3,526)	(2,502)
Utilities	(180)	(197)	(111)	(43)	(291)	(240)
Credit losses	-	31	-	(7)	-	24
Other property operating expenses	(544)	(588)	(390)	4	(934)	(584)
Total property operating expenses	(2,839)	(2,913)	(1,912)	(389)	(4,751)	(3,302)
NOI from equity method investments at ownership share(1)	$7,451	$7,880	$923	$95	$8,374	$7,975
Less: Lease termination revenue	55	12	-	-	55	12
NOI from equity method investments at ownership share excluding lease termination revenue(1)	$7,396	$7,868	$923	$95	$8,319	$7,963
% change in Same Store NOI from equity method investments at ownership share excluding lease termination revenue		(6.0%)

(1)	NOI is a non-GAAP measure. See definition of NOI on page 43.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Income (Loss) to Net Operating Income from Consolidated Properties (Non-GAAP Measure)

Year Ended December 31, 2019 and December 31, 2018

(in thousands)

	Year Ended December 31,
	2019	2018
Net income (loss)	$(13,000)	$(126,503)
Other income	(1,834)	(4,171)
Depreciation and amortization	137,784	133,116
General and administrative expenses	46,010	38,342
Insurance recoveries, net	(4,362)	(689)
Provision for employee separation expenses	3,689	1,139
Project costs and other expenses	283	693
Interest expense, net	63,987	61,355
Impairment of assets	1,455	137,487
Impairment of development land parcel	3,562	-
Equity in income of partnerships	(8,289)	(11,375)
Gain on debt extinguishment, net	(24,859)	-
Gain on sales of real estate by equity method investee	(553)	(2,772)
Gain on sales of interests in real estate, net	(2,756)	(1,525)
Gain on sales of interest in non operating real estate	(2,717)	(8,100)
NOI from consolidated properties(1)	$198,400	$216,997

(1)	NOI is a non-GAAP measure. See definition of NOI on page 43.

	Same Store		Non Same Store		Total
	2019	2018	2019	2018	2019	2018
Real estate revenue
Base rent	$200,625	$200,858	$18,194	$25,751	$218,819	$226,609
CAM reimbursement income	40,606	40,998	3,268	4,108	43,874	45,106
Real estate tax income	34,614	37,010	1,629	3,085	36,243	40,095
Percentage rent	4,657	4,204	47	87	4,704	4,291
Lease termination revenue	1,426	8,152	18	577	1,444	8,729
	281,928	291,222	23,156	33,608	305,084	324,830
Less: credit losses	(2,467)	-	(306)	-	(2,773)	-
Lease revenue	279,461	291,222	22,850	33,608	302,311	324,830
Expense reimbursements	17,936	18,585	2,043	2,737	19,979	21,322
Other real estate revenue	10,705	10,925	1,963	1,152	12,668	12,077
Total real estate revenue	308,102	320,732	26,856	37,497	334,958	358,229
Property operating expenses					-	-
CAM and real estate taxes	(101,521)	(99,740)	(11,739)	(13,495)	(113,260)	(113,235)
Utilities	(13,035)	(13,616)	(1,698)	(2,374)	(14,733)	(15,990)
Credit losses	-	(2,089)	-	(333)	-	(2,422)
Other property operating expenses	(7,672)	(8,452)	(893)	(1,133)	(8,565)	(9,585)
Total property operating expenses	(122,228)	(123,897)	(14,330)	(17,335)	(136,558)	(141,232)
NOI from consolidated properties(1)	$185,874	$196,835	$12,526	$20,162	$198,400	$216,997
Less: Lease termination revenue	1,426	8,152	18	577	1,444	8,729
NOI from consolidated properties excluding lease termination revenue(1)	$184,448	$188,683	$12,508	$19,585	$196,956	$208,268
% change in Same Store NOI from consolidated properties excluding lease termination revenue		(2.2%)

(1)	NOI is a non-GAAP measure. See definition of NOI on page 43.

Pennsylvania Real Estate Investment Trust

Reconciliation of Equity in Income of Partnerships to Net Operating Income from Equity Method Investments, at Ownership Share (Non-GAAP Measure)

Year Ended December 31, 2019 and December 31, 2018

(in thousands)

	Year Ended December 31,
	2019	2018
Equity in income of partnerships	$8,289	$11,375
Other income	(75)	(82)
Depreciation and amortization	9,874	8,612
Interest expense and other expenses, net	11,242	10,828
NOI from equity method investments at ownership share(1)	$29,330	$30,733

(1)	NOI is a non-GAAP measure. See definition of NOI on page 43.

	Same Store		Non Same Store		Total
	2019	2018	2019	2018	2019	2018
Real estate revenue
Base rent	$26,523	$27,693	$1,703	$1,320	$28,226	$29,013
CAM reimbursement income	6,341	6,307	686	44	7,027	6,351
Real estate tax income	3,798	3,869	241	180	4,039	4,049
Percentage rent	383	417	109	39	492	456
Lease termination revenue	105	489	-	-	105	489
	37,150	38,775	2,739	1,583	39,889	40,358
Less: credit losses	48	-	13	-	61	-
Lease revenue	37,198	38,775	2,752	1,583	39,950	40,358
Expense reimbursements	1,874	2,006	284	244	2,158	2,250
Other real estate revenue	1,165	1,137	1,552	719	2,717	1,856
Total real estate revenue	40,237	41,918	4,588	2,546	44,825	44,464
Property operating expenses
CAM and real estate taxes	(8,575)	(8,499)	(2,655)	(1,557)	(11,230)	(10,056)
Utilities	(766)	(818)	(230)	(234)	(996)	(1,052)
Credit losses	-	(34)	-	(45)	-	(79)
Other property operating expenses	(2,298)	(2,406)	(971)	(138)	(3,269)	(2,544)
Total property operating expenses	(11,639)	(11,757)	(3,856)	(1,974)	(15,495)	(13,731)
NOI from equity method investments at ownership share(1)	$28,598	$30,161	$732	$572	$29,330	$30,733
Less: Lease termination revenue	105	489	-	-	105	489
NOI from equity method investments at ownership share excluding lease termination revenue(1)	$28,493	$29,672	$732	$572	$29,225	$30,244
% change in Same Store NOI from equity method investments at ownership share excluding lease termination revenue		(4.0%)

(1)	NOI is a non-GAAP measure. See definition of NOI on page 43.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Income to Funds From Operations and Funds Available for Distribution (Non-GAAP Measures)

Three Months and Year Ended December 31, 2019 and 2018

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
FUNDS FROM OPERATIONS

Net loss	$(15,414)	$(88,834)	$(13,000)	$(126,503)
Depreciation and amortization on real estate
Consolidated properties	39,296	32,265	136,422	131,694
PREIT's share of equity method investments	3,421	2,095	9,874	8,612
Gain on sales of real estate by equity method investee	-	-	-	(2,772)
Gain on sales of interests in real estate, net	(72)	(776)	(2,756)	(1,525)
Impairment of assets	1,455	95,079	1,455	129,365
Dividends on preferred shares	(6,843)	(6,844)	(27,375)	(27,375)
Funds from operations attributable to common shareholders and OP Unit holders(1)	$21,843	$32,985	$104,620	$111,496
Insurance recoveries, net	132	(714)	(4,362)	(689)
Gain on debt extinguishment, net	(27)	-	(24,859)	-
Impairment of mortgage note receivable	-	8,122	-	8,122
Accelerated amortization of financing costs	-	-	-	363
Impairment of development land parcel	2,098	-	3,562	-
Provision for employee separation expenses	2,611	183	3,689	1,139
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders	$26,657	$40,576	$82,650	$120,431

FUNDS AVAILABLE FOR DISTRIBUTION(1)
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders(1)	$26,657	$40,576	$82,650	$120,431
Adjustments:
Straight line rent	(1,288)	(323)	(5,710)	(2,540)
Recurring capital expenditures	(4,295)	(11,673)	(17,590)	(25,378)
Tenant allowances	(6,041)	(6,780)	(12,122)	(24,100)
Amortization of non-cash deferred compensation	579	1,533	6,212	6,925
Capitalized leasing costs	(238)	(1,598)	(906)	(7,022)
Amortization of above- and below-market lease intangibles	(16)	(21)	(67)	(208)
Funds available for distribution to common shareholders and OP Unit holders(1)	$15,359	$21,714	$52,468	$68,108

Funds from operations attributable to common shareholders and OP Unit holders per diluted share and OP Unit(1)	$0.28	$0.42	$1.33	$1.43
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$0.34	$0.52	$1.05	$1.54
Funds available for distribution to common shareholders and OP Unit holders per diluted share and OP Unit(1)	$0.19	$0.28	$0.67	$0.87

(1)	Non-GAAP measures. See definitions on page 43.

(Continued on next page)

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Income to Funds From Operations and Funds Available for Distribution (Non-GAAP Measures)

Three Months and Year Ended December 31, 2019 and 2018

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
PAYOUT RATIOS (2)
Payout ratio of funds from operations attributable to common shareholders and OP Unit holders			63.3%	58.3%
Payout ratio of funds from operations attributable to common shareholders and OP Unit holders, as adjusted			80.2%	54.1%
Payout ratio of funds available for distribution attributable to common shareholders and OP Unit holders			126.3%	95.5%

Weighted average number of shares outstanding	76,557	69,840	75,221	69,749
Weighted average effect of full conversion of OP Units	2,023	8,273	3,221	8,273
Effect of common share equivalents	485	23	453	203
Total weighted average shares outstanding, including OP Units	79,065	78,136	78,895	78,225

(2)	Year ended December 31, 2019 and December 31, 2018, respectively.

Pennsylvania Real Estate Investment Trust

Condensed Consolidated Balance Sheet

	December 31,
	2019	2018
(in thousands of dollars)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,100,530	$3,063,531
Construction in progress	106,028	115,182
Land held for development	5,881	5,881
Total investments in real estate	3,212,439	3,184,594
Accumulated depreciation	(1,205,868)	(1,118,582)
Net investments in real estate	2,006,571	2,066,012
INVESTMENTS IN PARTNERSHIPS, at equity:	159,993	131,124
OTHER ASSETS:
Cash and cash equivalents	12,211	18,084
Tenant and other receivables, net	41,556	38,914
Intangible assets	14,541	17,868
Deferred costs and other assets, net	103,889	110,805
Assets held for sale	12,506	22,307
Total assets	$2,351,267	$2,405,114
LIABILITIES:
Mortgage loans payable, net	$899,753	$1,047,906
Term Loans, net	548,025	547,289
Revolving Facilities	255,000	65,000
Tenants’ deposits and deferred rent	13,006	15,400
Distributions in excess of partnership investments	87,916	92,057
Fair value of derivative liabilities	13,126	3,010
Accrued expenses and other liabilities	107,016	87,901
Total liabilities	1,923,842	1,858,563
EQUITY:
Total equity	427,425	546,551
Total liabilities and equity	$2,351,267	$2,405,114

Pennsylvania Real Estate Investment Trust

Assets and Liabilities - Equity Method Investments, at Ownership Share (Non-GAAP)

(in thousands)

	December 31,
(in thousands of dollars)	2019	2018
ASSETS:
Investments in real estate, at cost:
Operating properties	$433,654	$276,977
Construction in progress	126,210	211,637
Total investments in real estate	559,864	488,614
Accumulated depreciation	(113,986)	(106,066)
Net investments in real estate	445,878	382,548
Cash and cash equivalents	14,711	9,283
Deferred costs and other assets, net	21,018	14,564
Total assets	481,607	406,395
LIABILITIES AND PARTNERS’ INVESTMENT:
Mortgage loans payable, net	225,764	231,426
FDP Term Loan, net	150,500	125,000
Other liabilities	33,266	10,902
Total liabilities	409,530	367,328
Net investment	$72,077	$39,067
Reconciliation to comparable GAAP balance sheet item:
Investment in partnerships, at equity	$159,993	$131,124
Distributions in excess of partnership investments	(87,916)	(92,057)
Net investment	$72,077	$39,067

The non-GAAP financial information presented above includes financial information attributable to our share of unconsolidated properties. This proportionate financial information is non-GAAP financial information, but we believe that it is helpful information because it reflects the pro rata contribution from our unconsolidated properties that are owned through investments accounted for under GAAP using the equity method of accounting. Under such method, our investments in these entities are recorded in the balance sheet caption entitled “Investment in partnerships, at equity.” In the case of deficit investment balances, such amounts are recorded in “Distributions in excess of partnership investments.”

To derive the proportionate financial information reflected in the tables above we multiplied the percentage of our economic interest in each partnership on a property-by-property basis by each line item. Under the partnership agreements relating to our current unconsolidated partnerships with third parties, we own a 25% to 50% economic interest in such partnerships, and there are generally no provisions in such partnership agreements relating to special non-pro rata allocations of income or loss, and there are no preferred or priority returns of capital or other similar provisions. While this method approximates our indirect economic interest in our pro rata share of the assets and liabilities of our unconsolidated partnerships, we do not control these partnerships or have a direct legal claim to the assets, liabilities, revenues or expenses of the unconsolidated partnerships beyond our rights as an equity owner in the event of any liquidation of such entity. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest.

Pennsylvania Real Estate Investment Trust

Leasing Activity Summary – Three Months Ended December 31, 2019

		Number	GLA	Term	Initial Rent per square foot ("psf")	Previous Rent psf	Initial Gross Rent Renewal Spread(1)		Average Rent Renewal Spread(2)	Annualized Tenant Improvements psf(3)
							$	%	%
Non Anchor
New Leases
Under 10k square feet ("sf")	Consolidated	20	55,697	7.2	$45.74	n/a	n/a	n/a	n/a	$15.00
	Unconsolidated(4)	-	-	-	-	n/a	n/a	n/a	n/a	-
Total Under 10k sf		20	55,697	7.2	$45.74	n/a	n/a	n/a	n/a	$15.00

Over 10k sf	Unconsolidated(4)	2	36,277	10.0	$19.81	n/a	n/a	n/a	n/a	$9.41
Total New Leases		22	91,974	8.3	$35.51	n/a	n/a	n/a	n/a	$12.34

Renewal Leases
Under 10k sf	Consolidated	18	47,676	3.5	$51.22	$49.26	$1.96	4.0%	6.7%	$-
	Unconsolidated(4)	2	10,379	3.0	$52.17	$69.65	$(17.48)	(25.1%)	(28.2%)	-
Total Under 10k sf		20	58,055	3.4	$51.39	$52.91	$(1.52)	(2.9%)	(1.2%)	$-

Over 10k sf	Consolidated	2	38,094	1.0	$12.21	$12.21	$-	0.0%	0.0%	$-
	Unconsolidated(4)	-	-	-	-	-	$-	0.0%	0.0%	$-
Total Over 10k sf		2	38,094	1.0	$12.21	$12.21	$0.00	0.0%	0.0%	-
Total Fixed Rent		22	96,149	2.5	$35.87	$36.78	$(0.92)	(2.5%)	(1.0%)	$-
Percentage in Lieu	Consolidated	17	111,826	3.2	$25.13	$39.00	$(13.87)	(35.6%)		$-
	Unconsolidated(4)	2	19,680	3.0	$17.92	$17.95	$(0.03)	(0.2%)
Total Percentage in Lieu		19	131,506	3.1	$24.05	$35.85	$(11.80)	(32.9%)
Total Renewal Leases		41	227,655	2.9	$29.04	$36.24	$(7.20)	(19.9%)		$-
Total Non Anchor		63	319,629	4.4	$30.90

Anchor
New Leases		-	-	-	$0.00	n/a	n/a	n/a	n/a	n/a
Renewal Leases	Consolidated	1	80,983	1.0	$4.86	$4.63	$0.23	5.0%	n/a	$-
Total		1	80,983	5.0	$4.86

(1)

Initial gross rent renewal spread is computed by comparing the initial rent psf in the new lease to the final rent psf amount in the expiring lease.  For purposes of this computation, the rent amount includes minimum rent, CAM charges, estimated real estate tax reimbursements and marketing charges, but excludes percentage rent.  In certain cases, a lower rent amount may be payable for a period of time until specified conditions in the lease are satisfied.

(2)

Average rent renewal spread is computed by comparing the average rent psf over the new lease term to the final rent psf amount in the expiring lease.  For purposes of this computation, the rent amount includes minimum rent and fixed CAM charges, but excludes pro rata CAM charges, estimated real estate tax reimbursements, marketing charges and percentage rent.

(3)	Tenant improvements and certain other leasing costs are presented as annualized amounts per square foot and are spread uniformly over the initial lease term.
(4)

We own a 25% to 50% interest in each of our unconsolidated properties and do not control such properties. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest. See “—Use of Non-GAAP Measures” for further details on our ownership interests in our unconsolidated properties.

Pennsylvania Real Estate Investment Trust

Leasing Activity Summary – Year Ended December 31, 2019

		Number	GLA	Term	Initial Rent per square foot ("psf")	Previous Rent psf	Initial Gross Rent Renewal Spread(1)		Average Rent Renewal Spread(2)	Annualized Tenant Improvements psf(3)
							$	%	%
Non Anchor
New Leases
Under 10k square feet ("sf")	Consolidated	102	269,421	6.8	$42.74	n/a	n/a	n/a	n/a	$12.87
	Unconsolidated(4)	7	23,445	5.5	47.05	n/a	n/a	n/a	n/a	11.72
Total Under 10k sf		109	292,866	6.7	$43.09	n/a	n/a	n/a	n/a	$12.79

Over 10k sf	Consolidated	4	67,272	10.0	$19.32	n/a	n/a	n/a	n/a	20.74
	Unconsolidated(4)	2	36,277	10.0	$19.81	n/a	n/a	n/a	n/a	9.41
Total Over 10k sf		6	103,549	10.0	$19.48	n/a	n/a	n/a	n/a	16.96
Total New Leases		115	396,415	7.6	$36.92	n/a	n/a	n/a	n/a	$14.17

Renewal Leases
Under 10k sf	Consolidated	86	181,723	3.5	$60.38	$57.62	$2.76	4.8%	6.7%	$1.75
	Unconsolidated(4)	18	53,676	3.2	$66.35	$76.44	$(10.09)	(13.2%)	(10.5%)	$1.67
Total Under 10k sf		104	235,399	3.4	$61.74	$61.91	$(0.17)	(0.3%)	1.7%	$1.73

Over 10k sf	Consolidated	13	239,249	3.8	$16.04	$15.27	$0.77	5.0%	5.5%	$0.47
	Unconsolidated(4)	1	11,306	1.0	$14.15	$14.15	$ -	0.0%	0.0%	$ -
Total Over 10k sf		14	250,555	3.7	15.95	15.22	0.74	4.8%	5.3%	0.46
Total Fixed Rent		118	485,954	3.6	$38.13	$37.84	$0.30	0.8%	2.5%	$1.06
Percentage in Lieu	Consolidated	71	281,565	2.4	$28.83	$42.63	$(13.80)	(32.4%)
	Unconsolidated(4)	2	19,680	3.0	$17.92	$17.95	$(0.03)	(0.2%)
Total Percentage in Lieu		73	301,245	2.4	$28.12	$41.02	$(12.90)	(31.5%)
Total Renewal Leases		191	787,199	3.1	$34.30	$39.05	$(4.75)	(12.2%)		$0.74
Total Non Anchor		306	1,183,614	4.6	$35.18

Anchor
New Leases		1	43,840	10.0	$16.50	n/a	n/a	n/a	n/a	$12.11
Renewal Leases	Consolidated	8	807,083	3.7	$3.78	$4.35	$(0.57)	(13.1%)	n/a	$-
Total		9	850,923	4.0	$4.44

(1)

Initial gross rent renewal spread is computed by comparing the initial rent psf in the new lease to the final rent psf amount in the expiring lease.  For purposes of this computation, the rent amount includes minimum rent, CAM charges, estimated real estate tax reimbursements and marketing charges, but excludes percentage rent.  In certain cases, a lower rent amount may be payable for a period of time until specified conditions in the lease are satisfied.

(2)

Average rent renewal spread is computed by comparing the average rent psf over the new lease term to the final rent psf amount in the expiring lease.  For purposes of this computation, the rent amount includes minimum rent and fixed CAM charges, but excludes pro rata CAM charges, estimated real estate tax reimbursements, marketing charges and percentage rent.

(3)	Tenant improvements and certain other leasing costs are presented as annualized amounts per square foot and are spread uniformly over the initial lease term.
(4)

We own a 25% to 50% interest in each of our unconsolidated properties and do not control such properties. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest. See “—Use of Non-GAAP Measures” for further details on our ownership interests in our unconsolidated properties.

Pennsylvania Real Estate Investment Trust

Summarized Sales and Rent Per Square Foot and Occupancy Percentages

	December 31, 2019								December 31, 2018
					Actual Occupancy		Leased Occupancy						Actual Occupancy
	% Rolling 12 Mo. NOI	Average Comp Sales	Average Gross Rent(1)(2)	Occupancy Cost	Total	Non- Anchor	Total	Non- Anchor	% Rolling 12 Mo. NOI	Average Comp Sales	Average Gross Rent(1)(2)	Occupancy Cost	Total	Non- Anchor
Malls	88.5%	$539	$59.63	12.3%	95.5%	92.9%	96.6%	94.6%	86.5%	$510	$60.32	12.9%	96.0%	93.6%
Non-Core Malls	3.8%	$336	43.72	12.8%	63.1%	74.9%	63.1%	74.9%	5.4%	334	43.10	12.7%	86.6%	84.8%
Malls Total	92.3%	$524	$58.67	12.3%	92.5%	91.6%	93.6%	93.2%	91.9%	$496	$59.10	12.9%	95.2%	92.9%
Other Retail Properties	5.6%	n/a	25.59	-	92.8%	92.2%	93.3%	92.7%	5.1%	n/a	25.06	n/a	87.8%	92.4%
Total Retail Properties	97.9%	$524	$49.78	12.3%	92.6%	91.7%	93.5%	93.1%	97.0%	n/a	$50.32	n/a	94.3%	92.8%
Sold Properties	1.9%	n/a	n/a	n/a	n/a	n/a	n/a	n/a	2.9%	379	47.97	n/a	64.0%	82.2%
Other Properties (3)	0.2%	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0.1%	n/a	n/a	n/a	n/a	n/a
Total Portfolio	100.0%	$524	$49.78	12.3%	92.6%	91.7%	93.5%	93.1%	100.0%	$491	$50.25	12.9%	92.7%	92.6%

(1)

Average gross rent for malls includes all non-anchor space owned by the Company and leased to tenants that occupy individual spaces of less than 10,000 square feet. Average gross rent for other retail properties includes all non-anchor space owned by the Company regardless of size.

(2)	Average gross rent for mall tenants greater than 10,000 sf was $21.33 per square foot as of December 31, 2019 and $22.20 per square foot as of December 31, 2018.
(3)	Operating metrics for Fashion District Philadelphia as of December 31, 2019 and 2018, respectively, are excluded because the property was under redevelopment until September 2019.

Pennsylvania Real Estate Investment Trust

Mall Occupancy Percentage and Sales Per Square Foot

	December 31, 2019				December 31, 2018			Change
	% of Mall NOI	Avg Comp Sales (1)	Total Occupancy %	Non- Anchor Occupancy %	Avg Comp Sales (1)	Total Occupancy %	Non-Anchor Occupancy %	Avg Comp Sales (1)	Total Occupancy %	Non- Anchor Occupancy %
Top 6 Malls
Willow Grove Park	6.5%	$760	97.1%	95.0%	$726	94.4%	90.3%	4.7%	2.7%	4.7%
Cherry Hill Mall	13.8%	725	98.3%	97.9%	678	98.7%	98.4%	6.9%	(0.4%)	(0.5%)
Woodland Mall	6.0%	635	98.7%	98.4%	573	99.5%	99.5%	10.8%	(0.8%)	(1.1%)
Lehigh Valley Mall	5.9%	601	90.4%	84.1%	579	90.9%	85.4%	3.8%	(0.5%)	(1.3%)
Springfield Town Center	10.8%	555	94.2%	92.3%	548	93.1%	90.7%	1.3%	1.1%	1.6%
Mall at Prince Georges	7.4%	555	99.0%	98.0%	546	98.4%	96.6%	1.6%	0.6%	1.4%
	50.5%	$646	96.0%	94.0%	$616	95.4%	93.2%	4.9%	0.6%	0.8%

Malls 7-12
Dartmouth Mall	3.9%	543	99.6%	99.4%	525	99.5%	99.2%	3.5%	0.1%	0.2%
Jacksonville Mall	4.0%	508	99.0%	98.0%	509	99.9%	99.8%	(0.3%)	(0.9%)	(1.8%)
Magnolia Mall	3.4%	471	99.7%	99.4%	435	99.8%	99.7%	8.2%	(0.1%)	(0.3%)
Capital City Mall	5.1%	453	99.5%	99.3%	424	99.0%	98.5%	6.9%	0.5%	0.8%
Patrick Henry Mall	4.6%	452	96.8%	95.4%	411	97.5%	96.4%	10.1%	(0.7%)	(1.0%)
Viewmont Mall	4.2%	438	99.7%	99.4%	432	99.9%	99.8%	1.5%	(0.2%)	(0.4%)
	25.2%	471	99.1%	98.5%	$448	99.3%	98.9%	5.2%	(0.2%)	(0.4%)

Malls 13-18
Valley Mall	4.6%	425	99.4%	98.9%	401	98.1%	96.3%	5.9%	1.3%	2.6%
Moorestown Mall	3.3%	411	93.8%	85.5%	397	93.1%	83.7%	3.5%	0.7%	1.8%
Springfield Mall	1.6%	406	91.5%	91.5%	417	96.8%	96.8%	(2.7%)	(5.3%)	(5.3%)
Cumberland Mall	3.0%	389	88.9%	81.8%	371	92.9%	88.4%	5.0%	(4.0%)	(6.6%)
Francis Scott Key Mall	3.8%	375	92.5%	88.3%	364	94.2%	90.9%	2.9%	(1.7%)	(2.6%)
Plymouth Meeting Mall	3.9%	355	87.5%	81.2%	330	91.7%	87.2%	7.6%	(4.2%)	(6.0%)
	20.2%	395	92.4%	87.0%	$382	94.2%	90.0%	3.5%	(1.8%)	(3.0%)

All Core Malls	95.9%	$539	95.5%	92.9%	$510	96.0%	93.6%	5.7%	(0.5%)	(0.7%)

Non-Core Malls
Valley View Mall	1.8%	352	70.7%	91.0%	359	95.0%	92.6%	(1.9%)	(24.3%)	(1.6%)
Exton Square Mall	2.3%	317	59.2%	65.8%	313	83.7%	80.9%	1.3%	(24.5%)	(15.1%)
All Non-Core Malls	4.1%	$336	63.1%	74.9%	$334	86.6%	84.8%	0.6%	(23.5%)	(9.9%)

All Malls	100.0%	$524	92.5%	91.6%	$496	95.2%	92.9%	5.6%	(2.7%)	(1.3%)

(1)	Based on reported sales by all comparable non-anchor tenants that lease individual spaces of less than 10,000 square feet and have occupied the space for at least 24 months.

Pennsylvania Real Estate Investment Trust

Top Twenty Tenants

December 31, 2019

Tenant	Brands	Locations at Consolidated Properties	Locations at Unconsolidated Properties	Total Number of Locations (1)	Percentage of Annualized Gross Rent (2)
Foot Locker, Inc.	Champs, Foot Locker, Footaction, House of Hoops by Foot Locker, Kids Foot Locker, Lady Foot Locker, Nike Yardline, Footaction Flight 23	41	8	49	4.4%
L Brands, Inc.	Bath & Body Works, Pink, Victoria's Secret	36	6	42	3.9%
Signet Jewelers Limited	Kay Jewelers, Piercing Pagoda, Totally Pagoda, Zales Jewelers, Silver & Gold Connection	54	9	63	3.1%
Dick's Sporting Goods, Inc.	Dick's Sporting Goods, Field & Stream	10	2	12	2.9%
American Eagle Outfitters, Inc.	Aerie, American Eagle Outfitters	16	4	20	2.5%
Express, Inc	Express, Express Factory Outlet, Express Men	13	3	16	2.0%
Gap, Inc.	Banana Republic, Gap/Gap Kids/Gap Outlet, Old Navy	12	9	21	1.8%
J.C. Penney Company, Inc.	JC Penney, Penneys Firestone	13	1	14	1.7%
Macy's	Bloomingdale's, Macy's	12	2	14	1.6%
Cineworld Group	Regal Cinemas	4	-	4	1.6%
Genesco Inc.	Johnston & Murphy, Journeys, Journeys Kidz, Underground by Journeys	26	4	30	1.5%
Dave & Buster's, Inc.	Dave & Buster's	3	-	3	1.4%
Luxottica Group S.p.A.	Lenscrafters, Pearle Vision, Sunglass Hut, Sunglass Hut Outlet	25	6	31	1.4%
Ascena Retail Group, Inc.	Ann Taylor, Dress Barn, Justice, Lane Bryant, Loft, Loft Outlet	22	5	27	1.4%
H&M Hennes & Mauritz L.P.	H&M	13	-	13	1.2%
Forever 21, Inc.	Forever 21	11	1	12	1.2%
Darden Concepts, Inc.	Bahama Breeze, Capital Grille, Olive Garden, Seasons 52, Yard House	9	-	9	1.2%
The Children's Place, Inc.	The Children's Place	14	3	17	1.1%
Shoe Show, Inc.	Shoe Department, Shoe Dept. Encore, Shoe Show	20	2	22	1.1%
Abercrombie & Fitch Stores, In	Abercrombie & Fitch, Hollister Co., Abercrombie Kids	12	2	14	0.9%
Total Top 20 Tenants		366	67	433	37.9%
Total Leases		1,472	319	1,791	100.0%

(1)	Excludes tenants from Fashion District Philadelphia.
(2)	Includes our share of tenant gross rent from partnership properties based on PREIT’s ownership percentage in the respective equity method investments as of December 31, 2019.

Pennsylvania Real Estate Investment Trust

Lease Expirations as of December 31, 2019

(dollars in thousands except per square foot (“psf”) amounts)

Non-Anchors (1)
		Gross Leasable Area ("GLA")		Annualized Gross Rent
Lease Expiration Year	Number of Leases Expiring	Expiring GLA (2)	Percent of Total	Gross Rent in Expiring Year	PREIT’s Share of Gross Rent in Expiring Year (3)	Percent of PREIT’s Total	Average Expiring Gross Rent psf
2019 and Prior	109	226,347	2.8%	$18,952	$18,138	5.8%	$83.73
2020	238	997,816	12.2%	37,836	32,727	10.5%	37.92
2021	245	1,032,220	12.6%	38,575	32,640	10.5%	37.37
2022	204	618,992	7.6%	30,954	26,657	8.6%	50.01
2023	179	1,110,090	13.6%	40,415	35,751	11.5%	36.41
2024	165	704,924	8.6%	37,326	33,955	10.9%	52.95
2025	161	752,745	9.2%	39,853	32,204	10.4%	52.94
2026	116	580,749	7.1%	31,411	24,623	7.9%	54.09
2027	93	637,293	7.8%	25,140	23,489	7.6%	39.45
2028	74	612,485	7.5%	22,357	21,048	6.8%	36.50
2029	58	502,978	6.2%	17,505	16,672	5.4%	34.80
Thereafter	40	401,653	4.9%	12,884	12,480	4.0%	32.08
Total/Average	1,682	8,178,292	100%	$353,208	$310,385	100%	$43.19

Anchors(1)
		Gross Leasable Area ("GLA")		Annualized Gross Rent
Lease Expiration Year	Number of Leases Expiring	Expiring GLA (2)	Percent of Total	Gross Rent in Expiring Year	PREIT’s Share of Gross Rent in Expiring Year (3)	Percent of PREIT’s Total	Average Expiring Gross Rent psf
2020	2	206,412	4.2%	$689	689	2.5%	$3.34
2021	7	648,162	13.1%	3,977	2,760	10.2%	6.14
2022	7	1,001,974	20.3%	3,797	3,442	12.7%	3.79
2023	3	348,592	7.1%	1,894	1,894	7.0%	5.43
2024	5	702,674	14.2%	3,226	3,226	11.9%	4.59
2025	5	731,526	14.8%	2,659	2,659	9.8%	3.63
2026	1	58,371	1.2%	861	861	3.2%	14.75
2027	-	-	0.0%	-	-	0.0%	-
2028	9	982,424	19.9%	6,696	6,696	24.7%	6.82
2029	1	65,155	1.3%	2,210	2,210	8.1%	33.92
Thereafter	3	198,048	4.0%	2,697	2,697	9.9%	13.62
Total/Average	43	4,943,338	100%	$28,706	$27,133	100%	$5.81
(1)	Only includes owned space. Excludes tenants from Fashion District Philadelphia.
(2)	Does not include tenants occupying space under license agreements with initial terms of less than one year. The aggregate GLA of these tenants is 606,677 square feet.
(3)	Includes our share of tenant rent from partnership properties based on PREIT’s ownership percentage in the respective equity method investments.

Pennsylvania Real Estate Investment Trust

Property Information as of December 31, 2019

		Landlord Owned Anchors/ Large Format Non Anchor			Anchor Stores Not Owned		Non-anchor occupied GLA
Properties	Location	Tenant	Expiration Year	GLA	Tenant	GLA	Large Format	Small Shop	Vacant	Total GLA

Core Malls
Capital City Mall	Camp Hill, PA	JCPenney	2028	102,825	Macy's	120,000	104,806	174,815	2,325	616,750
		Dick's Sporting Goods	2028	61,677
		Field & Stream	2031				50,302
Cherry Hill Mall	Cherry Hill, NJ	Nordstrom	2025	138,000	JCPenney	174,285	242,732	426,629	14,072	1,300,318
					Macy's	304,600
Cumberland Mall	Vineland, NJ	Burlington	2021	80,983	BJ's Wholesale Club	117,889	137,493	157,384	75,439	950,987
		The Home Depot	2024	132,013	Boscov's	155,341
		Dick's Sporting Goods	2028	50,000
		Regal Cinemas	2024				44,445
Dartmouth Mall	Dartmouth, MA	JCPenney	2024	100,020	Macy's	140,000	129,427	147,996	1,840	564,271
		AMC Theaters	2026				44,988
Francis Scott Key Mall	Frederick, MD	JCPenney	2021	101,293	Macy's	139,333	139,863	156,652	46,093	754,267
		Sears	2023	120,883
		Dick's Sporting Goods	2025				50,150
Jacksonville Mall	Jacksonville, NC	Belk	2021	72,510			123,079	124,717	5,034	494,945
		JCPenney	2025	51,812
		Sears	2021	117,793
Lehigh Valley Mall	Allentown, PA	Boscov's	2022	164,694	JCPenney	207,292	141,510	343,026	91,286	1,159,808
		Macy's	2022	212,000
Magnolia Mall	Florence, SC	Belk	2028	115,793			96,175	160,693	2,078	601,589
		Best Buy	2023	32,054
		JCPenney	2022	104,107
		Dick's Sporting Goods	2023				45,000
		Burlington	2028				45,689
Moorestown Mall	Moorestown, NJ	Boscov's	2028	202,765			63,039	194,852	58,195	931,971
		Lord & Taylor	2020	121,200
		Sears	2022	205,591
		Regal Cinemas	2028				57,843
		HomeSense	2028	28,486
Patrick Henry Mall	Newport News, VA	Dick's Sporting Goods	2022	50,250	Dillard's	144,157	60,095	224,289	13,661	717,664
		JCPenney	2020	85,212	Macy's	140,000
Plymouth Meeting Mall	Plymouth Meeting, PA	Boscov's	2028	188,429			152,381	181,617	109,524	877,798
		Whole Foods	2029	65,155
		Burlington	2030	41,883
		AMC Theaters	2027				48,000
		Dick's Sporting Goods	2031				57,588
		LEGOLAND Discovery Center	2032				33,221
Springfield Mall	Springfield, PA				Macy's	192,000	20,577	183,410	18,833	610,719
					Target	195,899
Springfield Town Center	Springfield, VA	Macy's	2025	252,245	JCPenney	209,144	178,772	330,286	56,665	1,374,177
					Target	180,841
		Dick's Sporting Goods	2025				53,891
		Nordstrom Rack	2025				33,107
		Regal Cinemas	2029				49,788
		Saks OFF 5th	2026				29,438
The Mall at Prince Georges	Hyattsville, MD	JCPenney	2021	148,778			177,988	257,262	8,837	923,706
		Macy's	2023	195,655
		Target	2024	135,186

Pennsylvania Real Estate Investment Trust

Property Information as of December 31, 2019

			Landlord Owned Anchors/ Large Format Non Anchor			Anchor Stores Not Owned		Non-anchor occupied GLA
Properties		Location	Tenant	Expiration Year	GLA	Tenant	GLA	Large Format	Small Shop	Vacant	Total GLA

Valley Mall		Hagerstown, MD	JCPenney	2024	157,455			95,023	243,764	4,558	794,794
			Belk	2028	123,094
			Regal Cinemas	2029				53,059
			Onelife Fitness	2033	70,000
			Tilt Studio	2028	47,841
Viewmont Mall		Scranton, PA	JCPenney	2025	193,112	Macy's	139,801	76,053	165,985	1,698	689,226
			Dick's Sporting Goods/Field & Stream	2028	90,000
			HomeGoods	2027				22,577
Willow Grove Park		Willow Grove, PA	Macy's	2022	225,000	Bloomingdale's	237,537	78,219	260,653	17,875	1,035,200
			Nordstrom Rack	2022	40,332	Sears(1)	175,584
Woodland Mall		Grand Rapids, MI	Von Maur	2119	86,165	JCPenney	254,905	210,651	259,745	7,510	976,292
						Macy's	157,316
Total Core Malls					4,512,291		3,385,924	2,946,969	3,993,775	535,523	15,374,482

Other Malls and Retail Properties
Exton Square Mall		Exton, PA	Boscov's	2024	178,000	Macy's	181,200	41,884	201,543	330,344	991,342
			Round 1	2026	58,371
Fashion District Philadelphia		Philadelphia, PA	Burlington Coat Factory	2032	85,162			70,312	127,114	282,832	823,648
			Century 21	2026	95,157
			AMC	2034				36,535
			Round 1	2029				58,080
			City Winery	2037				29,762
			H&M	2030				38,694
Gloucester Premium Outlets		Blackwood, NJ						37,303	270,712	60,133	368,148
Metroplex Shopping Center		Plymouth Meeting, PA	Giant Food Store	2021	67,185	Lowe's	163,215	287,711	43,387	12,905	778,190
						Target	137,514
			Dick's Sporting Goods	2020				41,593
			Saks OFF 5th	2026				24,680
The Court at Oxford Valley		Fairless Hills, PA	Best Buy	2021	59,620	BJ's Wholesale Club	116,872	249,597	54,141	44,164	704,526
						The Home Depot	130,751
			Dick's Sporting Goods	2021				49,381
Valley View Mall	(2)	La Crosse, WI	JCPenney	2025	96,357			41,667	148,576	231,982	518,582
Valley View Center		La Crosse, WI							15,272		60,272
			Dick's Sporting Goods	2025				45,000
Red Rose Commons		Lancaster, PA				The Home Depot	134,558	248,086	15,207	-	462,883
						Weis Market	65,032
Total Other Malls and Retail Properties					639,852		929,142	1,300,285	875,952	962,360	4,707,591
Total Portfolio					5,152,143		4,315,066	4,247,254	4,869,727	1,497,883	20,082,073

(1) Approximately 69,000 square feet of this space has been subleased to Primark.
(2) Vacant GLA includes 100,000 square feet from former Herberger's store which closed in the third quarter of 2018.

Pennsylvania Real Estate Investment Trust

Investment in Real Estate - Consolidated Properties

(in thousands)

	December 31, 2019
	Operating Properties and Land Held for Development	Construction in Progress	Accumulated Depreciation	Net Real Estate	Debt(1)
Core Malls
Capital City Mall	134,897	$1,859	$51,408	$85,348	$-
Cherry Hill Mall	479,060	1,784	261,070	219,774	268,753
Cumberland Mall	83,994	-	31,239	52,755	42,247
Dartmouth Mall	83,336	4,879	44,318	43,897	58,288
Francis Scott Key Mall	97,956	-	43,141	54,815	68,469
Jacksonville Mall	93,998	-	40,556	53,442	-
Magnolia Mall	108,004	4	50,497	57,511	-
Moorestown Mall	175,891	10,653	72,684	113,860	-
Patrick Henry Mall	156,458	-	73,125	83,333	88,910
Plymouth Meeting Mall	222,354	15,172	99,496	138,030	-
The Mall at Prince Georges	143,338	1,918	63,944	81,312	-
Springfield Town Center	496,199	-	67,343	428,856	-
Valley Mall	127,061	18,295	49,460	95,896	-
Viewmont Mall	121,744	-	49,593	72,151	67,185
Willow Grove Park	232,927	27,888	105,214	155,601	156,444
Woodland Mall	258,152	23,576	78,710	203,018	123,840
Total Core Malls	3,015,369	106,028	1,181,798	1,939,599	874,136

Non-Core Malls
Exton Square Mall	48,971	-	11,470	37,501	-
Valley View Mall	36,190	-	12,600	23,590	27,429
Total Non-Core Malls	85,161	-	24,070	61,091	27,429

Total Malls	$3,100,530	$106,028	$1,205,868	$2,000,690	$901,565
Other Properties
Land held for development	5,881	-	-	5,881	-
Total Other Properties	$5,881	$-	$-	$5,881	$-
Total Investment in Real Estate	$3,106,411	$106,028	$1,205,868	$2,006,571	$901,565

Outparcels/land parcels held for sale
Jacksonville Mall	293	-	-	-	-
Magnolia Mall	1,863	-	-	-	-
Moorestown Mall	434	-	-	-	-
Valley Mall	3,846	-	-	-	-
Woodland Mall	6,174	-	-	-	-
Total held for sale	$12,610	$-	$-	$-	$-

(1)	Refer to page 33 for further debt information.

Pennsylvania Real Estate Investment Trust

Investment in Real Estate – Equity Method Investments at Ownership Share

(in thousands)

	December 31, 2019
	Operating Properties and Land Held for Development	Construction in Progress	Accumulated Depreciation	Net Real Estate	Debt(2)
Unconsolidated Malls
Fashion District Philadelphia(1)	$204,876	$120,165	$(10,384)	$314,657	$150,500
Lehigh Valley Mall	49,811	4,653	(28,768)	25,696	96,400
Springfield Mall	58,726	60	(23,996)	34,790	30,226
Total Unconsolidated Malls	$313,413	$124,878	$(63,148)	$375,143	$277,126

Unconsolidated Other Retail Properties
Gloucester Premium Outlets	27,510	498	(4,774)	23,234	21,500
Metroplex Shopping Center	43,031	36	(26,010)	17,057	37,404
The Court at Oxford Valley	29,138	5	(13,369)	15,774	26,647
Red Rose Commons	14,216	8	(4,295)	9,929	12,858
Total Unconsolidated Other Retail Properties	$113,895	$547	$(48,448)	$65,994	$98,409
Unconsolidated Property Under Development
Pavilion at Market East	6,346	785	(2,390)	4,741	3,109
Total Investment in Real Estate	$433,654	$126,210	$(113,986)	$445,878	$378,644
(1)	CIP includes $37.6 million of existing building shell that was reclassified from operating properties.
(2)	Refer to page 33 for further debt information.

Pennsylvania Real Estate Investment Trust

Anchor Replacement Summary

December 31, 2019

Property	Former Anchors	GLA (in '000's)	Date Closed	Decommission Date	Replacement Tenant(s)	GLA (in '000's)	Actual/Targeted Occupancy Date
Completed:
Magnolia Mall	Sears	91	Q1 17	Q2 17	Burlington	46	Q3 17
					HomeGoods	22	Q2 18
					Five Below	8	Q2 18
Moorestown Mall	Macy's	200	Q1 17	Q2 17	HomeSense	28	Q3 18
					Five Below	9	Q4 18
					Sierra Trading Post	19	Q1 19
Valley Mall	Macy's	120	Q1 16	Q4 17	Tilt Studio	48	Q3 18
					One Life Fitness	70	Q3 18
	Bon-Ton	123	Q1 18	Q1 18	Belk	123	Q4 18
Woodland Mall	Sears	313	Q2 17	Q2 17	REI	20	Q2 19
					Black Rock Bar & Grill	9	Q3 19
					Von Maur	86	Q4 19
					Urban Outfitters	8	Q4 19
					Small shops	13	Q4 19
Plymouth Meeting Mall	Macy's(1)	215	Q1 17	Q2 17	Burlington	42	Q3 19
					Dick's Sporting Goods	58	Q3 19
					Miller's Ale House	8	Q3 19
					Edge Fitness	38	Q4 19
Willow Grove Park	JC Penney	125	Q3 17	Q1 18	Yard House	8	Q4 19

In progress:
Plymouth Meeting Mall	Macy's(1)	see above			Michael's	26	Q1 20
Valley Mall	Sears	see above			Dick's Sporting Goods	57	Q1 20
Moorestown Mall	Macy's	see above			Michael's	25	Q1 20
Dartmouth Mall	Sears	108	Q3 19	Q3 19	Burlington	44	Q1 20
Willow Grove Park	JC Penney	see above			Studio Movie Grill	49	Q1 20
(1)	Property is subject to a ground lease.

Pennsylvania Real Estate Investment Trust

Property Redevelopment Table as of December 31, 2019

Name of Project and Location	Total Project Cost (1) (in millions)	PREIT's Investment to Date (in millions)	Targeted Return on Incremental Investment	Construction Start Date	Expected Construction Completion	Stabilization Year	Percentage Leased or Negotiating

Woodland Mall
Grand Rapids, MI	$94-95	$90.9	5.0-6.0%	2017	2019	2021	89%

Upgrade of existing tenant mix including: 90,000 square foot Von Maur, new-to-market tenants: Urban Outfitters, The Cheesecake Factory and Black Rock Bar & Grill along with additional high quality retail, replacing a former Sears store. REI opened May 2019 while Black Rock Bar & Grill opened Q3 2019.

Anchor replacements:
Dartmouth Mall
Dartmouth, MA	$12-13	$4.8(2)	4.0-8.0%(3)	2019	2020	2021	49%
Includes Burlington as lead replacement for Sears as well as several outparcel opportunities.

Valley Mall
Hagerstown, MD	$23-24	$17.1	6.0-7.0%	2019	2020	2020	68%
Includes DICK'S Sporting Goods as replacement for Sears as well as other tenant opportunities.

Willow Grove Park Mall
Willow Grove, PA	$27-28	$31.4	7.5-8.0%	2018	2020	2021	82%
Addition of Studio Movie Grill, offering movies and in-theater dining, with other dining and entertainment tenants planned in former JC Penney box.

(1)	Excludes $5.0 million of initial direct costs included in deferred costs and other assets in the consolidated balance sheet. Total project costs include a pro rata share of such initial direct costs.
(2)

High end of targeted return on incremental investment includes revenues from additional inline stores and outparcel opportunities.  Additional capital expenditures will be required to achieve these returns.

Pennsylvania Real Estate Investment Trust

Capital Expenditures

Three Months and Year Ended December 31, 2019

(in thousands)

	Three Months Ended December 31, 2019			Year Ended December 31, 2019
	Consolidated	PREIT's Share of Equity Method Investments	Total	Consolidated	PREIT's Share of Equity Method Investments	Total
Redevelopment projects with incremental GLA and/or anchor replacement (1)	$32,864	$16,449	$49,313	$106,151	$76,989	$183,140
Tenant allowances	5,853	188	6,041	11,702	420	12,122
Recurring capital expenditures:
CAM expenditures	3,917	131	4,048	15,121	590	15,711
Non-CAM expenditures	152	94	246	1,570	309	1,879
Total recurring capital expenditures	4,069	225	4,295	16,691	899	17,590
Total	$42,786	$16,862	$59,648	$134,544	$78,308	$212,852

(1)	Net of any tenant reimbursements, parcel sales, tax credits or other incentives.

Pennsylvania Real Estate Investment Trust

Debt Analysis as of December 31, 2019

(in thousands)

	Outstanding Debt
	Fixed Rate (1)	% of Total Indebtedness	Variable Rate	% of Total Indebtedness	Total	% of Total Indebtedness
Consolidated mortgage loans payable (2)	$887,711	42.6%	$13,854	0.7%	$901,565	43.3%
Unconsolidated mortgage loans payable (3)	203,534	9.7%	24,609	1.2%	228,143	10.9%
Consolidated Term Loans (4)	550,000	26.4%	-	0.0%	550,000	26.4%
Unconsolidated Term Loan (5)	-	0.0%	150,500	7.2%	150,500	7.2%
2018 Revolving Facility	-	0.0%	255,000	12.2%	255,000	12.2%
Total Outstanding Debt	$1,641,245	78.7%	$443,963	21.3%	$2,085,208	100.0%
Average Stated Interest Rate	3.96%		3.49%		3.84%

(1)	Includes variable rate debt swapped to fixed rate debt.
(2)	Excludes deferred financing costs of $1,812.
(3)	Reflects our share of mortgage debt of equity method investees. Excludes our share of deferred financing costs of $738.
(4)	Excludes deferred financing costs of $1,975.
(5)	Reflects our share of Term Loan debt of equity method investee. Excludes our share of deferred financing costs of $1,641.

		Average Debt Balance
		Mortgage Debt	Revolving Facility	Term Loans	Total
Beginning Balance	9/30/2019	$1,135,889	$213,000	$700,500	$2,049,389
2018 Revolving Facility Borrowing	10/29/2019	-	17,000	-	17,000
2018 Revolving Facility Borrowing	11/26/2019	-	5,000	-	5,000
2018 Revolving Facility Borrowing	12/13/2019	-	18,000	-	18,000
2018 Revolving Facility Borrowing	12/24/2019	-	8,000	-	8,000
2018 Revolving Facility Pay Down	12/31/2019	-	(6,000)	-	(6,000)
Mortgage loan amortization, including our share of debt of equity method investees	12/31/2019	(6,181)	-	-	(6,181)
Ending Balance	12/31/2019	$1,129,708	$255,000	$700,500	$2,085,208
Weighted Average Balance		$1,134,092	$230,674	$700,500	$2,065,266

(continued on next page)

Pennsylvania Real Estate Investment Trust

Debt Analysis as of December 31, 2019

(in thousands)

Debt Maturities(1)
Year	Scheduled Amortization	Deferred Financing Cost Amortization - Mortgages	Mortgage Balance at Initial Maturity Date	2018 Revolving Facility	Term Loans	Deferred Financing Cost Amortization - Term Loans	Total Debt
2020	$20,644	$(1,025)	$27,161	$-	$-	$(1,143)	$45,637
2021	21,910	(625)	229,955	-	-	(1,137)	250,103
2022	17,201	(301)	377,489	-	250,000	(726)	643,663
2023	10,204	(195)	86,801	-	-	(209)	96,601
2024	9,291	(184)	-	255,000	450,500	(75)	714,532
Thereafter	11,619	(221)	317,434	-	-	(326)	328,506
	$90,869	$(2,551)	$1,038,840	$255,000	$700,500	$(3,616)	$2,079,042

(1)

The weighted average period to total debt maturity is 3.38 years, excluding extension options. Includes 100% of revolver, term loan and mortgage loan debt from consolidated properties and our share of term loan and mortgage loan debt of equity method investees.

Weighted Average Mortgage Interest Rates
Year	Balance (1)	Interest Rate
2020	$27,429	5.95%
2021	233,639	3.65%
2022	400,968	4.12%
2023	95,692	4.37%
2024	-	0.00%
Thereafter	371,980	4.08%
Total	$1,129,708	4.08%

(1)	Includes our share of debt of equity method investees.

Pennsylvania Real Estate Investment Trust

Debt Schedule as of December 31, 2019

(in thousands)

	Debt	Interest Rate	Annual Debt Service	Balance at Maturity	Initial Maturity Date	Fully Extended Maturity Date
Fixed Rate Mortgage Loans
Valley View Mall	$27,429	5.95%	$2,290	$27,161	July 2020	July 2020
Viewmont Mall (1)	57,000	3.73%	2,126	-	March 2021	March 2021
Woodland Mall (1)	123,840	3.02%	5,414	121,600	April 2021	April 2021
Red Rose Commons (2)	12,858	5.14%	978	12,379	July 2021	July 2021
The Court at Oxford Valley (2)	26,647	5.56%	2,058	25,782	July 2021	July 2021
Cumberland Mall	42,247	4.40%	3,433	38,157	August 2022	August 2022
Cherry Hill Mall	268,753	3.90%	16,980	251,120	September 2022	September 2022
Francis Scott Key Mall (1)	64,800	5.01%	3,244	-	January 2022	January 2023
Dartmouth Mall	58,288	3.97%	3,825	53,299	April 2023	April 2023
Metroplex Shopping Center (2)	37,404	5.00%	2,818	33,502	October 2023	October 2023
Patrick Henry Mall	88,910	4.35%	5,748	77,591	July 2025	July 2025
Springfield Mall (2)	30,226	4.45%	1,964	26,299	October 2025	October 2025
Willow Grove Park	156,444	3.88%	9,599	133,754	October 2025	October 2025
Lehigh Valley Mall (2)	96,400	4.06%	5,768	79,789	November 2027	November 2027
Total Fixed Rate Mortgage Loans	$1,091,246	4.09%	$66,245	$880,433

Variable Rate Mortgage Loans
Pavilion East Associates (2)	$3,109	4.60%	$243	$3,009	February 2021	February 2021
Viewmont Mall	10,185	4.04%	412	67,185	March 2021	March 2021
Gloucester Premium Outlets (2)	21,500	3.19%	686	21,500	March 2022	March 2023
Francis Scott Key Mall	3,669	4.29%	157	66,712	January 2022	January 2023
Total Variable Rate Mortgage Loans	$38,463	3.64%	$1,498	$158,406
Total Mortgage Loans	$1,129,709	4.07%	$67,743	$1,038,839

Consolidated Mortgage Loans	$901,565	3.98%	$53,228	$836,579
Consolidated Deferred Financing Fees	(1,812)	n/a	n/a	n/a
Unconsolidated Mortgage Loans	228,144	4.43%	14,515	202,260
Unconsolidated Deferred Financing Fees (2)	(739)	n/a	n/a	n/a
2014 7 Year Term Loan (1)	250,000	3.72%	8,383	250,000	December 2021	December 2021
2018 5 Year Term Loan (1)	300,000	4.09%	11,377	300,000	May 2023	May 2023
Unconsolidated Term Loan	150,500	3.69%	5,555	150,500	January 2023	January 2023
Term Loan Deferred Financing Fees	(3,616)	n/a	n/a	n/a
2018 Revolving Facility	255,000	3.31%	8,435	255,000	May 2022	May 2023
Total	$2,079,042	3.84%	$101,493	$1,994,339
Amortization of Deferred Financing Fees	—	0.16%	—	—
Effective Interest Rate	$2,079,042	4.00%	$101,493	$1,994,339

(1)	All or a portion of the loan has been effectively swapped to the fixed interest rate presented.
(2)	Includes our share of debt of equity method investees, based on our ownership percentage.

Pennsylvania Real Estate Investment Trust

Selected Debt Ratios (1)

December 31, 2019
Consolidated Liabilities to Gross Asset Value	59.83%
Ratio of Consolidated Liabilities to Gross Asset Value shall not exceed 60%
Secured Indebtedness to Gross Asset Value	34.92%
Secured Indebtedness to Gross Asset Value may not exceed 60%
Adjusted EBITDA to Fixed Charges	1.50
Adjusted EBITDA may not be less than 1.50 to 1.00
Unencumbered Adjusted NOI to Unsecured Interest Expense	3.14
Unencumbered Adjusted NOI to Unsecured Interest Expense may not be less than 1.75 to 1.00
Unencumbered Debt Yield	11.35%
Ratio of Unencumbered Adjusted NOI to Unsecured Debt may not be less than 11%

(1)

The 2018 Revolving Facility Agreement and 2018 Term Loan Agreement dated May 24, 2018, and the 7-Year 2014 Term Loan Agreement, as amended, dated June 5, 2018 (collectively, the "Credit Facility Agreements"), contain identical affirmative and negative covenants customarily found in such agreements, including requirements that the Company, on a consolidated basis, maintain certain financial ratios.  All capitalized terms used on this page have the meanings ascribed to such terms in the Credit Facility Agreements.  In addition to the ratios set forth herein, there are several other ratios set forth in the covenants under the Credit Facility Agreements with which the Company must comply, which are described in the Company’s quarterly report on form 10-Q for the quarterly period ended June 30, 2018.

Pennsylvania Real Estate Investment Trust

Forward Looking Statements

This Quarterly Supplemental and Operating Information contains certain forward-looking statements that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “project,” “intend,” “may” or similar expressions. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements or results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by the following:

•	changes in the retail and real estate industries, including consolidation and store closings, particularly among anchor tenants;
•	current economic conditions and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions;
•	our inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise;
•	our ability to maintain and increase property occupancy, sales and rental rates;
•	increases in operating costs that cannot be passed on to tenants;
•	the effects of online shopping and other uses of technology on our retail tenants;
•	risks related to our development and redevelopment activities, including delays, cost overruns and our inability to reach projected occupancy or rental rates;
•	acts of violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales;
•	our ability to sell properties that we seek to dispose of or our ability to obtain prices we seek;
•	our substantial debt and the liquidation preference of our preferred shares and our high leverage ratio;
•	our ability to refinance our existing indebtedness when it matures, on favorable terms or at all;
•	our ability to raise capital, including through sales of properties or interests in properties and through the issuance of equity or equity-related securities if market conditions are favorable; and
•	potential dilution from any capital raising transactions or other equity issuances.

Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed herein and in our Annual Report on Form 10-K for the year ended December 31, 2018 in the section entitled “Item 1A. Risk Factors.” We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

Pennsylvania Real Estate Investment Trust

Definitions

Funds From Operations (FFO)

The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO, which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP) excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (iii) gains and losses from change in control, and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

FFO is a commonly used measure of operating performance and profitability among REITs.  We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) and, when applicable, related measures such as Funds From Operations, as adjusted, in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs.

FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net income is the most directly comparable GAAP measurement to FFO.

When applicable, we also present Funds From Operations, as adjusted, and Funds From Operations per diluted share and OP Unit, as adjusted, which are non-GAAP measures, to show the effect of such items as gain or loss on debt extinguishment (including accelerated amortization of financing costs), impairment of assets, provision for employee separation expense and insurance recoveries or losses, net, which can have a significant effect on our results of operations, but are not, in our opinion, indicative of our operating performance.  We also present FFO on a further adjusted basis to isolate the impact on FFO caused by property dispositions.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of our operating performance, such as provision for employee separation expense and accelerated amortization of financing costs.

Net Operating Income (NOI)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with GAAP, including lease termination revenue), minus property operating expenses (determined in accordance with GAAP), plus our pro rata share of revenue and property operating expenses of our unconsolidated partnership investments. NOI excludes other income, general and administrative expenses, employee separation expenses, interest expense, depreciation and amortization, impairment of assets, gains/ adjustment to gains on sale of interest in non operating real estate, gain on sale of interest in real estate by equity method investee, gains/ losses on sales of interests in real estate, net, and project costs and other expenses. We believe that net income is the most directly comparable GAAP measure to NOI.

NOI excludes other income, general and administrative expenses, provision for employee separation expenses, interest expense, depreciation and amortization, impairment of assets, gains/adjustments to gains on sale of interest in non operating real estate, gain/adjustments to gains on sale of interest in real estate by equity method investee, gains/losses on sales of interest in real estate, net, project costs, gain or loss on debt extinguishment, insurance recoveries or losses, net and other expenses.

We believe that NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment and provides a method of comparing property performance over time.   We use NOI and related terms, like Same Store NOI, as performance measures for determining incentive compensation amounts under certain of our performance-based incentive compensation programs.

Same Store NOI

Same Store NOI is calculated using retail properties owned for the full periods presented and excludes properties acquired, disposed, under redevelopment or designated as non-core during the periods presented.  In 2018, Wyoming Valley Mall was designated as non-core and subsequently conveyed to the lender in September 2019.  In 2019, Exton Square and Valley View Malls, as well as power centers and Gloucester Premium Outlets, were designated as non-core and will be excluded from Same Store NOI.  Non Same Store NOI is calculated using the retail properties excluded from the calculation of Same Store NOI.

Funds Available for Distribution (FAD)

FAD is a measure of a real estate company’s cash flows generated by operations and capacity to pay dividends. The Company calculates FAD by starting with FFO as adjusted and subtracting (1) straight-line rent, (2) normalized recurring capital expenditures that are capitalized but necessary to maintain our properties, (3) operational tenant allowances, (4) capitalized leasing costs, (5) non-cash compensation charges, and (6) amortization of above- and below-market lease intangibles.

We believe that net income is the most directly comparable GAAP measurement to FAD. We believe FAD provides a meaningful indicator of our ability to fund cash needs and to make cash distributions to equity owners. In addition, we believe that to further understand our liquidity, FAD should be compared with our cash flow from operating activities determined in accordance with GAAP, as presented in our consolidated financial statements. The computation of FAD may not be comparable to FAD reported by other REITs or real estate companies and FAD does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, or as an alternative to net cash flow from operating activities (determined in accordance with GAAP), as a measure of our liquidity.

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)

NAREIT defines Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”), which is a non-GAAP measure, as net income (computed in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization; plus or minus losses and gains on the disposition of depreciated property, including losses/ gains on change in control; plus impairment write downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; plus or minus adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates.  We compute EBITDAre in accordance with the standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.

EBITDAre does not include interest expense, income tax expense, gains or losses on sales of operating real estate or impairment writedowns of depreciable real estate, which are included in the determination of net income in accordance with GAAP.  Accordingly, EBITDAre is not a comprehensive measure of our operating cash flows.  EBITDAre does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions.  We believe that net income is the most directly comparable GAAP measurement to EBITDAre.

We believe that EBITDAre is helpful to management and investors as a measure of operating performance because it provides an additional performance measure to management and investors to facilitate the evaluation and comparison of the Company to other REITs and to other non-real estate commercial enterprises.